Exhibit 1.1

[—] Shares

Trade Street Residential, Inc.

Common Stock

par value $0.01 per share

Underwriting Agreement

[—], 2013

Sandler O’Neill & Partners, L.P.,

            as Representative of the several Underwriters

            named in Schedule I hereto,

c/o Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10112

Ladies and Gentlemen:

Trade Street Residential, Inc., a Maryland corporation (the “Company”), and Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), confirm their agreement with Sandler O’Neill & Partners, L.P. and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler O’Neill & Partners, L.P. is acting as representative (in such capacity, the “Representative”), pursuant to which the Company proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters an aggregate of [•] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1. (a) The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(i) A registration statement on Form S-11 (File No. 333-185936), as amended by the pre-effective amendments thereto (the “Initial Registration Statement”), in respect of the offer and sale of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendments thereto, each in the form heretofore delivered to the Representative, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering of the Shares (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “1933 Act”), which became effective upon filing; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or revised information; no stop order suspending the effectiveness of the Initial

Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company and the Operating Partnership, is threatened by the Commission and no order preventing or suspending the use of any Preliminary Prospectus (as defined below) has been issued by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the 1933 Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is herein called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the “Prospectus”).

(ii) Each of the Pricing Prospectus and the Prospectus, at the time of publicly filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(iii) The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; on the effective date, on the date hereof, at the time of filing the Prospectus and at any Time of Delivery (as defined in Section 4 hereof), the Registration Statement did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the date of the Prospectus and at any Time of Delivery, the Prospectus (together with any amendment or supplement thereto) does not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(iv) Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of Shares.

(v) At the Applicable Time, neither (i) the Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Pricing Prospectus and the other information included in Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means [•]:[•] [a/p].m. New York City time, on the date of this Agreement.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors (other than a bona fide electronic road show (as defined below)), as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(vi) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative in accordance with Section 5(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

(vii) The Company has made available a “bona fide electronic road show,” as defined in Rule 433 under the 1933 Act, in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(viii) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(ix) None of the Company or any of the Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity, otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long term debt of the Company or the Operating Partnership or any material adverse change, or any development that would reasonably be expected to have a material adverse change, in or affecting the condition (financial or otherwise), the business, the properties, the results of operations or the prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class or series of its capital stock.

(x) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xi) The Company is the sole member of Trade Street OP GP, LLC (the “General Partner”), the sole general partner of the Operating Partnership; and the aggregate percentage interests of the Company in the Operating Partnership at the First Time of Delivery (as defined in Section 4 hereof) will be as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; provided, however, if the Underwriters elect to exercise the option to purchase Optional Shares, as described in Section 2 hereof, at the First Time of Delivery, such percentage interest will be adjusted accordingly.

(xii) Each of the General Partner, the Operating Partnership and each direct and indirect “subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Operating Partnership (each of General Partner, the Operating Partnership and each subsidiary of the Operating Partnership being referred to as a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing, as the case may be, under the laws of the jurisdiction of its organization, with full power and authority (corporate or otherwise) to own or lease, as the case may be, its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified for the transaction of business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason or the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with U.S. federal and state securities laws and were not issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary or any other person; except as described in the Registration Statement, the General Disclosure Package and the Prospectus all of the outstanding shares of capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, equities or other defects of any kind (collectively, “Liens”); and the only Subsidiaries that are “significant subsidiaries” of the Company within the meaning of Rule 1-02 of Regulation S-X are the entities listed on Exhibit 21 to the Registration Statement.

(xiii) The Company had an authorized capitalization as of [•], 2013 as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with U.S. federal and state securities laws and conform, in all material respects, to the description of the capital stock of the Company contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company or any other person; no securityholder of the Company or any other person has any preemptive or similar right to purchase any shares of capital stock of the Company; and the reverse stock split described in the Registration Statement, the General Disclosure Package and the Prospectus has become effective under applicable law.

(xiv) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable, will not be subject to the preemptive or similar rights of any securityholder of the Company or any other person and will conform, in all material respects, to the description of the Common Stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; no holder is or will be subject to personal liability by reason of being such a holder; and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Shares as contemplated herein.

(xv) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(xvi) The issue and sale of the Shares by the Company, the execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the charter or bylaws of the Company or similar organizational documents of the Subsidiaries, (B) result in any violation of any law, statute, order, rule, regulation or judgment of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or the Subsidiaries or any of their property or assets or (C) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property, assets or operations of the Company or the Subsidiaries pursuant to, any of the Agreements and Instruments, except, with respect to clauses (B) and (C), for such violations, Repayment Events or Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any Governmental Entity is required for the issue and sale of the Shares by the Company, the execution, delivery and performance of, or compliance with, this Agreement by the Company and the Operating Partnership or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the 1933 Act, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as may be required under the rules and regulations of the Financial Industry Regulatory

Authority, Inc. (“FINRA”), such as may be required by a national securities exchange and except for such filings, consents, approvals, authorizations, registrations, qualifications or decrees as have been made or obtained or as may be required under state securities or the laws of any foreign jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters; and a “Repayment Event” means any event or condition which gives the holder of any material note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xvii) None of the Company or the Subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, as the case may be or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except, with respect to clause (B), for such defaults that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xviii) The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “Risk Factors—Risks Related to Our Organization and Structure—Our charter and bylaws, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay, defer or prevent a change of control transaction,” “Risk Factors—Risks Related to Our Organization and Structure—Our rights and the rights of stockholders to take action against our directors and officers are limited,” “Description of Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” “ERISA Considerations,” and “Shares Eligible for Future Sale – Rule 144” as well as the information in Part II, Item 34 of the Registration Statement, to the extent that it purports to summarize matters arising under Maryland law insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xix) The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly (A) the consolidated financial condition of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified, (B) the statement of revenues and certain expenses of Beckanna on Glenwood, the statement of revenues and certain expenses of Mercé Apartments, the statement of revenues and certain expenses of Park at Fox Trails, the statement of revenues and certain expenses of Terrace at River Oaks, each for the nine months ended September 30, 2011 and the year ended December 31, 2010, (C) the statement of revenues and certain expenses of Trails at Signal Mountain for the period ended March 25, 2011 and the year ended December 25, 2010, (D) the statement of revenues and certain expenses of Westmont Commons for the nine months ended September 30, 2012 and the year ended December 31, 2011; (E) the statement of revenues and certain expenses of Estates at Millenia for the nine months ended September 30, 2012; (F) the statement of revenue and certain expenses of Woodfield St. James and Vintage at Madison Crossing for the year ended December 31, 2012; and (G) the statement of revenue and certain expenses of Woodfield Creekstone for the period from August 1, 2012 through December 31, 2012; such financial statements and supporting schedules, if any, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent, in all material respects, with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus; the pro forma financial statements and the related notes thereto included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; the pro forma financial statements in the Registration Statement comply as to form in all material respects with the applicable requirements of Regulation S-X; no other financial statements (historical or pro forma) or supporting schedules as of any date or for any period subsequent to December 31, 2012 are available or required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the rules and regulations of the Commission thereunder or GAAP other than those included therein; to the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as defined in the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act and the 1934 Act.

(xx) The Company and the Subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness or significant deficiency in such internal control over financial reporting (whether or not remediated) and no change in such internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting; the Company and the Operating Partnership are not aware of any fraud, whether or not material, that involves management or other employees who have a role in internal control over financial reporting; and, with respect to any material weaknesses and significant deficiencies known to the Company as of the date hereof, the Company has remediated such material weaknesses and significant deficiencies.

(xxi) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) for it and the Subsidiaries that are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and regulations and forms and that material information relating to the Company and the Subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures.

(xxii) Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries are conducting their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus in compliance with all statutes, laws, rules, regulations, judgments, directives and orders of any Governmental Entity applicable to them, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or the Subsidiaries has received any communication asserting noncompliance with any statute, law, rule, regulation, judgment, directive or order except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxiii) Other than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings brought before or by any Governmental Entity, now pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated by any Governmental Entity or others, to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject (A) that are required to be disclosed in the Registration Statement or the Prospectus by the 1933 Act or the rules and regulations of the Commission thereunder and not disclosed therein, (B) which, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) that could adversely affect the consummation of the transactions contemplated in this Agreement; and there are no contracts or other documents of the Company or any of the Subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act or the rules and regulations of the Commission thereunder which have not been so described and filed.

(xxiv) Each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate U.S. federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company and the Subsidiaries, except where the failure to possess such Governmental Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are, to the knowledge of the Company and the Operating Partnership, valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation, termination or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxv) (A) The Company or the Subsidiaries have fee simple title or a valid leasehold interest to all of the properties and other assets described in the Registration Statement, the General Disclosure Package and Prospectus as owned or leased by the Company or the Subsidiaries (for purposes of this subsection, the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as such as would not have, individually or in the aggregate, a Material Adverse Effect; (B) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus are disclosed therein and none of the Company or the Subsidiaries is in default under any such Lien except for such defaults that would not have, individually or in the aggregate, a Material Adverse Effect; (C) all of the leases and subleases material to the business of the Company and the Subsidiaries, taken as a whole, and under which the Company or any of the Subsidiaries holds Properties are described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (D) none of the Company or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, individually or in the aggregate, a Material Adverse Effect; (E) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; (F) neither the Company nor the Operating Partnership has received from any Governmental Entity any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Operating Partnership knows and each is otherwise unaware of any such condemnation or zoning change which is threatened and which if consummated would have, individually or in the aggregate, a Material Adverse Effect; (G) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (H) each Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them, and such title insurance is in full force and effect; (I) the mortgages and deeds of trust encumbering the Properties owned or leased by the Company or any of the Subsidiaries are not convertible into equity interests in the respective Property nor will the Company the Subsidiaries, or any person affiliated therewith, hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any real property not owned, directly or indirectly, by the Company or any of the Subsidiaries.

(xxvi) Except as otherwise described in the Registration Statement, the General Disclosure Package or the Prospectus or would not have, individually or in the aggregate, a Material Adverse Effect: (A) each of the Company and the Subsidiaries and their respective properties or other assets have been and are in compliance with, and none of the Company or the Subsidiaries has any liability under, applicable Environmental Laws (as defined below); (B) none of the Company or the Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with Hazardous Materials (as defined below) on, to or from the properties or other assets owned by the Company or the Subsidiaries, except for such releases or dispositions as would not cause the Company or the Subsidiaries to incur liability and that would not require disclosure pursuant to Environmental Laws, or that have been remediated in accordance with Environmental Laws; (C) the Company and the Subsidiaries do not intend to use the properties or other assets owned by any of the Company or the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (D) none of the Company or the Subsidiaries has received any notice and each is otherwise unaware of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties, or onto lands or other assets owned by any of the Company or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (E) none of the Company or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the properties or other assets described in the Registration Statement, the General Disclosure Package and the Prospectus, or arising out of the conduct of the Company or the Subsidiaries, except for such claims that would not cause the Company or any Subsidiary to incur liability and that would not require disclosure pursuant to Environmental Laws; and (F) neither the properties nor any other assets currently owned by any of the Company or the Subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Entity; and to the knowledge of the Company and the Operating Partnership, there have been, and are, no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead-based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under or adjacent to any property or other assets owned by any of the Company or the Subsidiaries the existence of which has had a Material Adverse Effect (as used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined or regulated by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) having or claiming jurisdiction over the properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus).

(xxvii) The statistical and market-related data contained in each of the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate in all material respects and, to the extent required by the 1933 Act or the rules and regulations of the Commission thereunder or otherwise, the Company has obtained the written consent to the use of such data from such sources.

(xxviii) Each of the Company and the Operating Partnership has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. This Agreement constitutes a valid and binding agreement of each of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies and except to the extent that the indemnification and contribution provisions here of may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xxix) None of the Company, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any other affiliate of the Company or any person acting on their respective behalf has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxx) Neither the Company nor the Operating Partnership is or, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company”, required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi) Each of the accounting firms that has certified financial statements and supporting schedules included in each of the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the rules and regulations of the Commission thereunder and the rules of the Public Company Accounting Oversight Board.

(xxxii) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company and the Operating Partnership, is threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxiii) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable in the business in which it is engaged. All policies and instruments of insurance insuring the Company and the Subsidiaries are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or the Subsidiaries has received any communication that its existing insurance coverage will be cancelled or that its existing coverage will be reduced or eliminated or has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxiv) Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the sale of the Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s present and proposed method of operation, as described in each of the Registration Statement, the General Disclosure Package and the Prospectus,

will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter. The Company does not know of any event that would cause or is likely to cause the Company to fail to qualify as a REIT.

(xxxv) The Operating Partnership has been and will continue to be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

(xxxvi) Each of the Company and the Subsidiaries has filed on a timely basis all foreign, U.S. federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, and all such tax returns are true, correct and complete in all material respects, except, in any case, for tax returns the failure of which to file or request extensions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Company and the Subsidiaries has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxvii) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, none of the Subsidiaries are prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on the partnership units of the Operating Partnership or any shares of capital stock or other equity interests of any Subsidiary, from repaying to the Company any loans or advances to any Subsidiary or from transferring any of the property or assets of any Subsidiary to the Company or any other Subsidiary of the Company.

(xxxviii) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any Subsidiary or any of their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their respective ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their respective ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, any of the Subsidiaries or any of their respective ERISA Affiliates have incurred or reasonably expect to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 430, 4971, 4975 or

4980B of the Code; and each “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxix) The Company and the Subsidiaries own, or have valid, binding enforceable and sufficient licenses or other rights to use or can acquire on reasonable terms, the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights and excluding generally commercially available “off the shelf” software programs licensed pursuant to a “shrink wrap” or “click and accept” license) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company and the Operating Partnership, none of the Company or any of the Subsidiaries has infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and the Subsidiaries, except for such infringements, violations or breaches that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No person has asserted or, to the knowledge of the Company and the Operating Partnership, threatened to assert any claim against, or notified, the Company or any of the Subsidiaries that (A) the Company or any of the Subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of the Subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope or registerability of, interference with, or use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the knowledge of the Company and the Operating Partnership, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of the Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xl) Neither the Company nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA.

(xli) The operations of the Company and the Subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, is threatened.

(xlii) None of the Company, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently subject to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partners or other persons, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii) No relationship, direct or indirect, exists, or transaction has occurred, between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, any of the Subsidiaries or the Underwriters, on the other hand, that is required by the 1933 Act or the rules and regulations of the Commission thereunder to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xliv) There are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company or any of the Subsidiaries that are required to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that are not so described.

(xlv) The Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission thereunder applicable to it.

(xlvi) The Company has filed a registration statement on Form 8-A pursuant to the 1934 to register the Common Stock and such registration statement has been declared effective. The Shares have been approved for listing on the NASDAQ Global Market (the “NASDAQ”), subject to notice of issuance, and the Company is in compliance, in all material respects, with the applicable rules and regulations with respect to such registration and listing; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Shares on the NASDAQ and has not received any communication that the Commission or the NASDAQ has terminated, intends to terminate, or is contemplating terminating, such registration or listing.

(xlvii) None of the Company, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any other affiliates of the Company has distributed or, prior to the later to occur of (A) the expiration of the option described in Section 2 hereof and (ii) completion of the distribution of the Shares, will distribute any prospectus or free writing prospectus in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package, the Prospectus and other materials, if any, permitted by the 1933 Act or the rules and regulations of the Commission thereunder and approved by the Representative in accordance with Section 5(c) hereof.

(xlviii) No forward-looking statement (as defined by Section 27A of the 1933 Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or other than in good faith.

(xlix) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(l) Except for equity grants described in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive common stock of the Company or partnership units of the Operating Partnership pursuant to an equity-based compensation plan.

(li) Except for the underwriting discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(lii) To the knowledge of the Company and the Operating Partnership, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater stockholders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(liii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership has sold or issued any securities during the six-month period preceding the date hereof.

(liv) The Company qualifies as an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”); the Company (a) has not engaged in any Testing-the-Waters Communication without the prior written consent of the Representative and (b) has not authorized anyone to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications; “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act with respect to the public offering of the Shares; and “Written Testing-the-Waters Communications” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

(b) Any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and the Operating Partnership to each of the Underwriters as to the matters set forth therein.

(c) The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. (a) Subject to the terms and conditions herein set forth, (1) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[—], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (2) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price per share set forth in clause (1) of this Section 2(a), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b) The Company hereby grants to the Underwriters the right to purchase at their election up to [—] Optional Shares, at the same purchase price per share set forth in the immediately preceding paragraph for the sole purpose of covering any over-allotments in the sale of the Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given not later than 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c) It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P., individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the General Disclosure Package.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance of the Time of Delivery. The Company will cause the certificates representing the Shares, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2013 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called an “Additional Time of Delivery,” each time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York

10166-0005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City Time, or such other time as the parties may agree upon, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the immediately preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.

5. The Company and the Operating Partnership, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) The Company will promptly: (i) prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; (ii) make no amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; (iii) advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Initial Registration Statement or filing of a Rule 462(b) Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been made and furnish the Representative with copies thereof; (iv) advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission or other Governmental Entity of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional or revised information; and (v) in the event of the issuance of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, use commercially resonable efforts to obtain the withdrawal of such order.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer-Represented General Use Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Promptly from time to time, the Company shall take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any jurisdiction.

(e) The Company shall furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request; and if the delivery of a prospectus is required (or but for the exception afforded by Rule 172 under the 1933 Act would be required) and if at such time any event shall have occurred as a result of which the Registration Statement, the General Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made when such Prospectus is delivered), not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order to comply with the 1933 Act or the rules and regulations of the Commission thereunder, the Company shall promptly notify the Representative and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amendment or supplement, in form and substance approved by the Representative, which will correct such statement or omission or effect such compliance.

(f) The Company shall timely file such reports with the Commission pursuant to the 1934 Act as are necessary to make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Initial Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of this Agreement, the Company will not offer, sell, agree to sell, contract to sell hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, any securities of the Company that are substantially similar to the Common Stock or any securities that are convertible into, repayable with or exchangeable or exercisable for, or that represent the right to receive, any shares of Common Stock or any such other securities, whether now owned or hereafter acquired, or publicly announce an intention to effect any such transaction, without the prior written consent of the Representative. Notwithstanding the foregoing, the Company may, without the prior written consent of the Representative, (i) issue and sell the Shares as contemplated by this Agreement, (ii) issue securities convertible into or exercisable or exchangeable for shares of Common Stock or grant equity-based awards, in each case, pursuant to or relating to the Company’s 2013 Equity Incentive Plan in effect on the date hereof and as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (iii) issue shares of Common Stock upon the conversion, exercise, exchange or settlement of securities that are convertible into, exercisable or exchangeable for or may be settled for shares of Common Stock, that are outstanding as of the date hereof and that are disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus and (iv) the issuance by the Operating Partnership of units of limited partnership interest in the Operating Partnership designated as common units (“Common Units”) and in connection with the acquisition of real estate assets; provided that the aggregate number of Common Units the Operating Partnership may issue pursuant to this clause (iv) shall not exceed [ ]% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided further that the recipient of Common Units pursuant to this clause (iv) shall execute a lock-up agreement substantially in the form of Exhibit A hereto. In addition, during the period beginning on and including the date of this Agreement and continuing through and including the date that is 180 days after the date of this Agreement, without the prior written consent of the Representative, the Company will not file or cause to become effective a registration statement under the 1933 Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, other than a registration statement on Form S-8 (or successor forms) relating to the issuance of shares of Common Stock issuable pursuant to the Company’s 2013 Equity Incentive Plan in effect on the date hereof and as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(h) During the period when a Prospectus is (or but for the exception afforded by Rule 172 under the 1933 Act would be) required, the Company shall furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm selected by the Company) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), make available to its stockholders consolidated summary financial information of the Company and the Subsidiaries for such quarter in reasonable detail (it being understood that the Company will not be required to furnish or make available such consolidated financial information until after it has filed the same with the Commission).

(i) During the period when a Prospectus is (or, but for the exception afforded by Rule 172 under the 1933 Act would be) required, the Company shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and rules and regulations thereunder.

(j) The Company shall use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) as soon as reasonably practicable, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(l) During the period when a Prospectus is (or, but for the exception afforded by Rule 172 under the 1933 Act would be) required, the Company shall use its best efforts to maintain the registration of the Common Stock under Section 12(b) of the 1934 Act and the listing the Shares on the NASDAQ.

(m) The Company shall comply, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder.

(n) The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and future years, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(o) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the 1933 Act and (b) completion of the Company’ s 180-day restricted period referred to in Section 5(g) hereof.

6. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, fees and disbursements of the Underwriters’ counsel and marketing, syndication and travel expenses, in an amount not to exceed $100,000; (ii) the fees and disbursements of the Company’s counsel and accountants in connection with the registration of the offer and sale of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilation thereof) and any documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (not to exceed $10,000); (v) all fees and expenses in connection with listing the Shares on the NASDAQ; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $25,000 in the aggregate) in connection with, securing any required review by FINRA of the underwriting terms and arrangements for the sale of the Shares; (vii) the cost of preparing stock certificates, if any; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood that, except as provided in this Section 6 and Section 11 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

7. The obligations of the several Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Operating Partnership contained herein or provided pursuant hereto are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Operating Partnership shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus containing the applicable information pursuant to Rule 430A under the Act shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective; no order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceeding for any such purpose shall have been initiated or, to the knowledge of the Company and the Operating Partnership, is threatened or contemplated by the Commission or any other Governmental Entity; and all requests for additional or revised information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction; any material required to be filed by the Company pursuant to Rule 433 shall have been filed with the Commission in the manner and within the time period required by Rule 433.

(b) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to the Representative their written opinion or opinions and negative assurance letter, each dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) Bass, Berry & Sims PLC, counsel for the Company and the Operating Partnership, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative and substantially in the form attached hereto as Exhibit B, and their written tax opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative and substantially in the form of Exhibit C.

(e) Venable LLP, Maryland counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative substantially in the form attached hereto as Exhibit D.

(f) At the time of execution of this Agreement and also at each Time of Delivery, each of Grant Thornton LLP and Mallah Furman & Company, P.A. shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative and substantially in the form attached hereto as Exhibit E and Exhibit F, respectively, in the case of the letters delivered, and in the case of the letters delivered at each Time of Delivery, to the effect that they reaffirm the statements made in their prior letters except that the specified date therein shall not be more than three business days prior to such Time of Delivery. At the time of execution of this agreement, Berkowitz Pollack Brant shall have furnished to the Representative a report on applying agreed-upon procedures with respect to financial data and occupancy statistics of the Company in the form and substance reasonably satisfactory to the Representative and substantially in the form attached hereto as Exhibit G.

(g) (i) None of the Company or any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity, otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long term debt of the Company or the Operating Partnership or any material adverse change, or any development that would reasonably be expected to have a material adverse change, in or affecting the condition (financial or otherwise), the business, the properties, the results of operations or the prospects of the Company and the Subsidiaries taken as a whole, otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(h) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ, NASDAQ Global Select or NASDAQ Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (iv) is in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) The Common Stock shall have been and continue to be duly registered under the 1934 Act, and the Shares to be sold at such Time of Delivery shall have been approved for listing, subject to official notice of issuance, on the NASDAQ.

(j) The Company shall have obtained and delivered to the Representative executed copies of a lock-up agreement from each of the directors, executive officers and stockholders listed on Schedule III hereto, substantially in the form attached hereto as Exhibit A.

(k) The Company shall have furnished or caused to be furnished to the Representative certificates of officers of the Company, for itself and on behalf of the General Partner, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative as to: (i) the accuracy of the representations and warranties of the Company and the Operating Partnership, as the case may be, contained herein or provided pursuant hereto at and as of such Time of Delivery, (ii) the performance by the Company and the Operating Partnership, as the case may be, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, (iii) the matters set forth in subsections (a) and (f) of this Section; and (iv) such other matters as the Representative may reasonably request.

(l) If requested by the Representative, the Company shall have furnished to the Representative a certificate of the Chief Financial Officer of the Company, dated as of such Time of Delivery, in a form reasonably satisfactory to the Representative.

8. (a) The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, are the statements set forth in the sixth and thirteenth paragraphs appearing in the Prospectus under the section titled “Underwriting.”

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company and the Operating Partnership may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company and the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 8(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel and one local counsel at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(c) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Operating Partnership under this Section 8 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its discretion arrange for it or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the General Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased exceeds one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to any Additional Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership and several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Operating Partnership or any officer or director of the Company or any controlling person of the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.

11. If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor the Operating Partnership shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof. If this Agreement is terminated pursuant to Section 7, other than a breach of Section 7(b), Section 7(h)(i), Section 7(h)(iii) or Section 7(h)(iv), the Company will reimburse the Underwriters through the Representative for all reasonable out-of-pocket expenses, including fees and disbursements of counsel for the Underwriters, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor the Operating Partnership shall then be under any further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. Each of the Company and the Operating Partnership acknowledges and agrees that:

(a) in connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company or the Operating Partnership, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Shares and the related underwriting compensation set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company and the Operating Partnership are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship;

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, employees or creditors of the Company or the Operating Partnership; and

(e) neither the Underwriters nor counsel for the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

13. (a) In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

(b) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, electronic or facsimile transmission to the Representative at 1251 Avenue of the Americas, 6th Floor, New York, NY 10112, Attention: General Counsel; and if to the Company or to the Operating Partnership shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Operating Partnership and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Operating Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles of said state other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Operating Partnership. It is understood that the acceptance of this letter by the Representative on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, TRADE STREET RESIDENTIAL, INC.

By:
Name: Title:

TRADE STREET OPERATING PARTNERSHIP, LP

By: Trade Street OP GP, LLC, the sole general partner

By:
Name: Title:

Accepted as of the date hereof: SANDLER O’NEILL & PARTNERS, L.P., as Representative of the several Underwriters

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name: Title: